Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK 10036-6522

TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com

November 15, 2019

Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821-6208

Re:	Envista Holdings Corporation
Registration Statement on Form S-4 and Form S-1
Ladies and Gentlemen:
We have acted as special United States counsel to Danaher Corporation, a Delaware corporation (“Danaher”), in connection with the registration statement on Form S-4 and Form S-1 (the “Registration Statement”) of Envista Holdings Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on November 15, 2019 with respect to the offer (the “Exchange Offer”) by Danaher to holders of shares of its outstanding common stock, par value $0.01 per share (“Danaher Common Stock”), to exchange up to 127,868,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), for shares of Danaher Common Stock, as described in the Registration Statement.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a) the Registration Statement in the form filed with the Commission on the date hereof;
(b) an executed copy of a certificate of Mark E. Nance, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

Envista Holdings Corporation
November 15, 2019

(c) a copy of the Company’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of November 14, 2019, and certified pursuant to the Secretary’s Certificate;
(d) a copy of the Company’s Amended and Restated Bylaws, as in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and
(e) copies of certain resolutions of the Board of Directors of the Company, adopted on August 29, 2018, August 30, 2019, September 16, 2019 and November 14, 2019, certain resolutions of the Pricing Committee thereof, adopted on September 17, 2019, and certain resolutions of the sole stockholder of the Company, adopted on September 17, 2019, each as certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.
In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the issuance of the Shares did not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or those agreements or instruments which are listed in Part II of the Registration Statement expressed to be governed by the laws of the State of New York).
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Envista Holdings Corporation
November 15, 2019

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
TWG